Exhibit 10.3

ESCROW AGREEMENT

ESCROW AGREEMENT entered into at the City of Vancouver, in the Province of British Columbia on 18th day of April, 2009.

AMONG:

BRAINTECH INC., a corporation duly incorporated under the laws of the State of Nevada with its principal place of business located at Suite 350, 1750 Tyson Boulevard, Fairfax County, McLean, Virginia USA 22102-4208

(“Braintech”)
AND:

BABAK HABIBI, an individual with a principal address at 1680 Orkney Place, North Vancouver, BC CANADA V7H 2Z1

(“Habibi”)
AND:

COLONIAL STOCK TRANSFER COMPANY, INC. a duly incorporated company under the laws of the State of Utah with its principal place of business at Suite 100, 66 Exchange Place, Salt Lake City, Utah USA 84111

(“Depositary”)

(Braintech, Habibi and Depositary are collectively referred to as the “Parties’).

WHEREAS:

A.

Braintech and Habibi are parties to a consulting agreement dated April 18, 2009 relating to certain consulting services that Habibi is to provide to Braintech between April 27, 2009 and ending January 27, 2012 (the “Consultancy Agreement”);

B.	Pursuant to the terms of the Consultancy Agreement, Braintech has agreed to make monthly payments to Habibi for Consulting Services;

C.

Pursuant to the terms of the Consultancy Agreement, Braintech has undertaken to deposit in trust with the Depositary 1,500,000 million registered shares of common stock of Braintech as security for monthly payments owing to Habibi under the Consultancy Agreement (the “Escrow Amount”); and

D.	The Parties, for good and valuable consideration, wish to set out the terms by which the Escrow Amount will be dealt with herein.

NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1.	Definitions

1.1	Unless the context otherwise requires, capitalized terms herein shall have the meaning ascribed to them in the Consultancy Agreement.

2.	Escrow Amount

2.1	On or before June 1, 2009, Braintech shall deposit with the Depositary the Escrow Amount, in negotiable form with proper endorsements, Medallion Signature Guarantee, and attorney’s opinion if required to confirm the registration status of shares. The Depositary shall acknowledge receipt thereof by delivering a notice of confirmation to Habibi and Braintech within 7 days.

2.2	The Depositary agrees to hold the Escrow Amount subject to the terms and conditions hereinafter set forth.

2.3	The Escrow Amount shall be held by the Depositary for the benefit of Habibi and Braintech in trust.

3.	Release of Escrow Amount

3.1	From time to time, in the period beginning on the date hereof and ending February 2012, the Parties may deliver certain notices set out under this Agreement and the Consultancy Agreement.

3.2	Pursuant to Article 4.4 of the Consultancy Agreement, within fifteen (15) days of receipt of delivery of written Notice of Receipt of Monthly Payment from Habibi, the Depositary shall distribute to Braintech 50,000 registered shares of Braintech from the Escrow Amount.

3.3	Pursuant to Article 4.8 of the Consultancy Agreement, within fifteen (15) days of receipt of delivery of written Notice of Continued Failure to Pay, the Depositary shall distribute to Habibi 100,000 registered shares of Braintech from the Escrow Amount.

4.	Depositary Obligations

4.1	The Depositary shall not be bound in any way by any Agreement among the other parties hereto or otherwise, whether or not the Depositary has knowledge thereof or has intervened therein. The Depositary’s only duty, responsibility and obligation shall be to hold the Escrow Shares as provided for herein, and to disburse the Escrow Shares in accordance with the terms and conditions of this Agreement.

4.2	The Depositary shall not be required in any way to determine the validity of any notice delivered under this Agreement provided that such notice, on its face, purports to be in the required form, and purports to be properly executed. Without limiting the generality of the foregoing, the Depositary shall have full authority to act in accordance with any such notice and to assume the validity and accuracy of any legal or actual situation described in such notice. The Depositary shall be protected in acting and relying reasonably upon any written notice, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively, the “Documents”) furnished to it and signed by any person required to or entitled to execute and deliver to the Depositary any such Documents in connection with this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine.

4.3	The Depositary shall be entitled to rely and act upon the opinion or advice of legal counsel in the performance of its duties hereunder. Nothing contained in the preceding sentence shall be construed as requiring the Depositary to seek such legal counsel. The Depositary shall incur no liability and the other parties hereby agree, solidarily, to hold and save it harmless if the Depositary acts in accordance with the opinion or advice of its legal counsel.

4.4	Each of the other parties hereto hereby agree, jointly and severally, to indemnify and hold harmless the Depositary from and against any liability, loss, claim, action, cost and expense, including legal fees and disbursements, (collectively, the “Liabilities”) which may be asserted against the Depositary arising from or out of this Agreement, provided that they shall not be required to indemnify the Depositary in the event that such Liabilities are a result of the gross negligence or willful misconduct of the Depositary. This provision shall survive the resignation or removal of the Depositary or the termination of this Agreement.

4.5	The parties may remove the Depositary on delivery of notice to the Depositary and upon the appointment of a successor Depositary by the other parties, the Depositary shall be discharged from all further duties and obligations hereunder. The successor Depositary shall be bound by the terms of this Agreement.

4.6	The Depositary may resign on thirty (30) days notice to Habibi and Braintech.

5.	Miscellaneous

5.1	The Parties agree that any and all costs associated with the transfer of Braintech Shares from and to the Depositary and any and all Depositary fees will be paid by solely Braintech.

5.2	The preamble and Schedules to this Agreement (a copy of which the parties hereto acknowledge receiving) shall form an integral part hereof as though set forth herein at length.

5.3	This Agreement shall be binding upon and enure to the benefit of the parties hereto and their heirs, executors, successors, administrators and permitted assigns.

5.4	All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered by registered mail or by confirmed facsimile to the parties at the following addresses or facsimile numbers (or at such other address for such party as shall be specified in like notice):
(a)	if to Habibi, at:

1680 Orkney Place,
North Vancouver, BC.
CANADA V7H 2Z1

	Attention:	Babak Habibi
	Facsimile:	(604) 484-5654

(b)	if to Braintech, at:

Suite 350
1750 Tyson Boulevard
Fairfax County, McLean, Virginia
USA 22102-4208

	Attention:	Jeff Milton
	Facsimile:	(703) 637-9772

with a copy to:

Heenan Blaikie LLP
Suite 2200
1055 West Hastings Street
Vancouver, BC
CANADA V6E 2E9

	Attention:	Peter A. Gall, Q.C.
	Facsimile:	604.669.5101

(c)	if to the Depositary, at:

Suite 100
66 Exchange Place
Salt Lake City, Utah
USA 84111

	Attention:	Kathy Carter
	Facsimile:	801.355.6505

Any notice or other communication given by registered mail or facsimile shall be deemed to have been given and received upon delivery thereof and if given by registered mail or facsimile telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a business day in which case it shall be deemed to have been given and received upon the immediately following business day.

5.5	In the event that a party delivers a notice to another party that party shall, at the same time, deliver a copy of the notice to the other Parties.

5.6	Any party hereto may change its address for service from time to time to some other address by notice given in accordance with the foregoing.

6.	Governing Law

6.1	This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the Parties attorn to the jurisdiction of British Columbia for the resolution of any disputes in any way connected with this Agreement.

7.	Modification

7.1	This Agreement may not be changed, modified or supplemented except in writing signed by each Party.

8.	Time of Essence

8.1	Time is of the essence of this Agreement.

9.	Reference to Currency

9.1	All references to dollar amounts expressed in this Agreement are to Canadian Dollars.

10.	Severability

10.1	In case any provision of this Agreement or any of the other Loan documents shall be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement or such Loan Document, as the case may be and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.	Counterparts

14.1	This Agreement may be executed in any number of counterparts and when taken together shall constitute a single agreement. Delivery of any counterpart of this Agreement may be made by facsimile transmission and/or by email in pdf format and if so delivered shall be deemed to be an original document. Original documents are to be delivered within 7 business days from the date of execution and delivery by facsimile transmission or email.

IN WITNESS WHEREOF, the parties have signed this Agreement at the place and on the day and year first above written.

BABAK HABIBI

Babak Habibi

BRAINTECH, INC.

Per:
Frederick Weidinger
Chairman and CEO

COLONIAL STOCK TRANSFER COMPANY, INC.

Per:
Kathy Carter
Title: